Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2015 relating to the financial statements of Eastside Distilling, Inc. for the years ended December 31, 2014 and 2013 (prior to November 1, 2014, Eastside Distilling, LLC) which appears in the Annual Report on Form 10-K of Eastside Distilling, Inc. for the year ended December 31, 2014.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

June 23, 2015